Transamerica Funds

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

November 1, 2022

Fund	Management Fee
Transamerica ClearTrack® 2015	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2020	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2025	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2030	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2035	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2040	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2045	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2050	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2055	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® 2060	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica ClearTrack® Retirement Income	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion
Transamerica Asset Allocation–Conservative Portfolio	0.104% of the first $1 billion
0.0975% over $1 billion up to $3 billion
0.0925% over $3 billion up to $5 billion
0.085% over $5 billion up to $7 billion
0.080% over $7 billion up to $9 billion
0.0725% in excess of $9 billion

Fund	Management Fee
Transamerica Asset Allocation–Growth Portfolio	0.104% of the first $1 billion
0.0975% over $1 billion up to $3 billion
0.0925% over $3 billion up to $5 billion
0.085% over $5 billion up to $7 billion
0.080% over $7 billion up to $9 billion
0.0725% in excess of $9 billion
Transamerica Asset Allocation Intermediate Horizon	0.12%
Transamerica Asset Allocation Long Horizon	0.12%
Transamerica Asset Allocation–Moderate Growth Portfolio	0.104% of the first $1 billion
0.0975% over $1 billion up to $3 billion
0.0925% over $3 billion up to $5 billion
0.085% over $5 billion up to $7 billion
0.080% over $7 billion up to $9 billion
0.0725% in excess of $9 billion
Transamerica Asset Allocation–Moderate Portfolio	0.104% of the first $1 billion
0.0975% over $1 billion up to $3 billion
0.0925% over $3 billion up to $5 billion
0.085% over $5 billion up to $7 billion
0.080% over $7 billion up to $9 billion
0.0725% in excess of $9 billion
Transamerica Asset Allocation Short Horizon	0.12%
Transamerica Balanced II	0.48%
Transamerica Bond	0.41% of the first $500 million 0.39% over $500 million up to $1 billion 0.38% over $1 billion up to $1.5 billion 0.375% in excess of $1.5 billion
Transamerica Capital Growth	0.7075% of the first $1.5 billion 0.6415% over $1.5 billion up to $3 billion 0.63% over $3 billion up to $5 billion 0.57% over $5 billion up to $7 billion 0.55% in excess of $7 billion
Transamerica Core Bond (formerly, Transamerica Intermediate Bond)	0.38% of the first $2 billion 0.365% over $2 billon up to $3.5 billion 0.36% over $3.5 billion up to $5 billion 0.355% in excess of $5 billion
Transamerica Emerging Markets Debt	0.63% of the first $400 million 0.61% in excess of $400 million
Transamerica Emerging Markets Opportunities	0.83% of the first $250 million 0.80% over $250 million up to $500 million 0.75% in excess of $500 million
Transamerica Energy Infrastructure	1.054% of the first $250 million 1.04% over $250 million up to $500 million 0.96% over $500 million up to $1 billion 0.85% over $1 billion up to $2 billion 0.80% in excess of $2 billion
Transamerica Floating Rate	0.64% of the first $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% over $1.5 billion up to $2 billion 0.59% in excess of $2 billion

Fund	Management Fee
Transamerica Government Money Market	0.24% of the first $1 billion 0.22% over $1 billion to $3 billion 0.21% in excess of $3 billion
Transamerica High Quality Bond	0.38%
Transamerica High Yield Bond	0.554% of the first $1.25 billion 0.544% over $1.25 billion up to $2 billion 0.52% in excess of $2 billion
Transamerica High Yield ESG	0.554% of the first $1.25 billion 0.544% over $1.25 billion up to $2 billion 0.52% in excess of $2 billion
Transamerica High Yield Muni	0.54% of the first $500 million 0.53% over $500 million up to $1 billion 0.50% in excess of $1 billion
Transamerica Inflation Opportunities	0.49% of the first $250 million 0.43% over $250 million up to $1 billion 0.38% in excess of $1 billion
Transamerica Inflation-Protected Securities(1)	0.38% of the first $750 million 0.37% in excess of $750 million
Transamerica Intermediate Muni	0.47% of the first $150 million
0.45% over $150 million up to $350 million
0.44% over $350 million up to $650 million
0.42% over $650 million up to $1 billion
0.39% over $1 billion up to $2 billion
0.3875% over $2 billion up to $3 billion
0.3825% in excess of $3 billion
Transamerica International Equity

0.77% of the first $250 million
0.74% over $250 million up to $1 billion
0.72% over $1 billion up to $2 billion
0.69% over $2 billion up to $6 billion
0.68% over $6 billion up to $8 billion

0.66% in excess of $8 billion

Transamerica International Focus	0.77% of the first $500 million 0.76% over $500 million up to $1 billion 0.71% over $1 billion up to $2 billion 0.695% over $2 billion up to $3 billion 0.68% in excess of $3 billion
Transamerica International Small Cap Value	0.955% of the first $300 million 0.93% over $300 million up to $750 million 0.88% over $750 million up to $1 billion 0.84% in excess of $1 billion
Transamerica International Stock	0.70% of the first $500 million 0.68% over $500 million up to $1 billion 0.67% over $1 billion up to $2 billion 0.64% over $2 billion up to $3 billion 0.63% in excess of $3 billion
Transamerica Large Cap Value	0.594% of the first $1 billion 0.58% over $1 billion up to $2 billion 0.56% over $2 billion up to $3 billion 0.54% in excess of $3 billion

Fund	Management Fee
Transamerica Large Core	0.45% of the first $250 million 0.44% over $250 million up to $750 million 0.43% in excess of $750 million
Transamerica Large Growth	0.65% of the first $1 billion
0.635% over $1 billion up to $1.5 billion
0.615% over $1.5 billion up to $2 billion
0.605% over $2 billion up to $3 billion
0.59% over $3 billion up to $4 billion
0.575% over $4 billion up to $5 billion
0.57% over $5 billion up to $7 billion
0.55% in excess of $7 billion
Transamerica Large Value Opportunities	0.45% of the first $250 million 0.44% over $250 million up to $750 million 0.43% in excess of $750 million
Transamerica Mid Cap Growth	0.705% of the first $200 million 0.685% over $200 million up to $1 billion 0.670% in excess of $1 billion
Transamerica Mid Cap Value	0.88% of the first $100 million 0.83% over $100 million up to $550 million 0.79% over $550 million up to $750 million 0.77% over $750 million up to $1 billion 0.76% in excess of $1 billion
Transamerica Mid Cap Value Opportunities	0.70% of the first $750 million 0.695% over $750 million up to $1.5 billion 0.685% over $1.5 billion up to $2 billion 0.6775% in excess of $2 billion
Transamerica Multi-Asset Income	0.574% of the first $500 million 0.57% over $500 million up to $1 billion 0.545% over $1 billion up to $1.5 billion 0.535% over $1.5 billion up to $2 billion 0.515% in excess of $2 billion
Transamerica Multi-Managed Balanced	0.61% of the first $500 million
0.59% over $500 million up to $1 billion
0.56% over $1 billion up to $1.5 billion
0.55% over $1.5 billion up to $2 billion
0.52% over $2 billion up to $5 billion
0.50% in excess of $5 billion
Transamerica Short-Term Bond	0.42% of the first $250 million 0.39% over $250 million up to $500 million 0.37% over $500 million up to $1 billion 0.36% in excess of $1 billion
Transamerica Small Cap Growth	0.87% of the first $300 million 0.83% in excess of $300 million
Transamerica Small Cap Value	0.80% of the first $300 million 0.75% over $300 million up to $800 million 0.71% in excess of $800 million

Fund	Management Fee
Transamerica Small/Mid Cap Value	0.79% of the first $100 million
0.78% over $100 million up to $350 million
0.77% over $350 million up to $500 million
0.75% over $500 million up to $750 million
0.745% over $750 million up to $1 billion
0.69% over $1 billion up to $1.5 billion
0.68% over $1.5 billion up to $2 billion
0.67% in excess of $2 billion
Transamerica Stock Index	0.07%
Transamerica Sustainable Bond	0.41% of the first $500 million 0.39% over $500 million up to $1 billion 0.38% over $1 billion up to $1.5 billion 0.375% in excess of $1.5 billion
Transamerica Sustainable Equity Income	0.663% of the first $500 million 0.58% over $500 million up to $1 billion 0.55% over $1 billion up to $1.5 billion 0.53% in excess of $1.5 billion
Transamerica Unconstrained Bond(1)	0.65% of the first $500 million 0.64% over $500 million up to $1 billion 0.62% over $1 billion up to $2 billion 0.61% in excess of $2 billion
Transamerica US Growth	0.68% of the first $500 million
0.67% over $500 million up to $800 million
0.6575% over $800 million up to $1 billion
0.613% over $1 billion up to $2 billion
0.605% over $2 billion up to $3 billion
0.59% over $3 billion up to $4 billion
0.575% over $4 billion up to $5 billion
0.57% over $5 billion up to $7 billion
0.55% in excess of $7 billion
(1)

Effective July 2, 2018, PineBridge Investments LLC (“PineBridge”), the sub-adviser for the Transamerica Inflation-Protected Securities and Transamerica Unconstrained Bond, agreed to voluntarily waive a portion of its sub-advisory fee (as a percentage of daily nets assets). Effective July 2, 2018, TAM has agreed to voluntarily waive its management fee in an amount equal to any savings resulting from PineBridge’s voluntary waiver of its sub-advisory fee. These waivers by PineBridge and TAM are voluntary. PineBridge’s sub-advisory fee waiver may be discontinued by PineBridge upon obtaining consent from TAM.